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Exhibit 3.13

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INSTITUTIONAL HEALTH CARE SERVICES, L.P.

        This certificate of Limited Partnership is being executed on March 17, 1993, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

        NOW, THEREFORE, the undersigned hereby certifies as follows:

          1.    Name.    The name of the limited partnership is Institutional Health Care Services, L.P. (the "Partnership").

          2.    Registered Office and Registered Agent.    The registered office of the Partnership in the State of Delaware is located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The name of the registered agent of the Partnership for service of process at such address is The Prentice-Hall Corporation System, Inc.

          3.    Name and Business Address of General Partner.    The name of the sole general partner is Institutional Health Care Services, Inc., a New Jersey corporations having a mailing address of c/o The MultiCare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on the day and year first above written.

GENERAL PARTNER:
INSTITUTIONAL HEALTH CARE SERVICES, INC.
By:	DANIEL E. STRAUS Daniel E. Straus, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INSTITUTIONAL HEALTH CARE SERVICES, L.P.

        The undersigned, wishing to amend to the Certificate of Limited Partnership of Institutional Health Care Services, L.P., certifies as follows:

          1)    The Certificate of Limited Partnership of Institutional Health Care Services, L.P. was filed with the Secretary of State of Delaware on March 24, 1993.

          2)    To reflect the change of name of the Limited Partnership, paragraph 1 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

            "1.   The name of the Limited Partnership is Care4, L.P."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 26th day of August, 1994.

INSTITUTIONAL HEALTH CARE SERVICES, INC., as General Partner,
By:	BRADFORD C. BURKETT Bradford C. Burkett Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF CARE4, L.P.

        The undersigned, desiring to amend the Certificate of Limited Partnership of Care4, LP. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

        FIRST:    The name of the Limited Partnership is Care4, L.P.

        SECOND:    Article Two of the Certificate of Limited Partnership shall be amended as follows:

          "The Partnerships registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The registered agent of the Partnership for service at such address is The Corporation Trust Company."

        IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Fifteenth day of May, 1998.

Care4, L.P.
By:	JAMES V. MCKEON *** Name of General Partner ****
James V. McKeon, V.P. of Institutional Healthcare Services, Inc., The General Partner of Care4, L.P.

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  Exhibit 3.13
CERTIFICATE OF LIMITED PARTNERSHIP OF INSTITUTIONAL HEALTH CARE SERVICES, L.P.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP OF INSTITUTIONAL HEALTH CARE SERVICES, L.P.
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF CARE4, L.P.